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             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)
                      December 8, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            75-2421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100


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ITEM 5.   Other Events


At a special meeting held on December 8, 1998, the registrant's shareholders approved a one-for-three reverse split of the registrant's issued and outstanding common stock. Effective On December 8, 1998, with the filing of an amendment to registrant's Articles of Incorporation, the number of authorized shares of common stock is 150,000,000. The number of outstanding shares of common stock is approximately 42.38 million.



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                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                    By: /s/ B. A. Brown
                                      -------------------
                                       B. A. Brown
                                       Vice President,
                                       Financial Relations



Date:     December 16,1998